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SIMON®

1Q 2020 SUPPLEMENTAL

DESERT HILLS

COACH

SIMON PROPERTY GROUP

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2020 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:
Tom Ward	317-685-7330 Investors
Ali Slocum	317-264-3079 Media

SIMON PROPERTY GROUP REPORTS FIRST QUARTER 2020 RESULTS AND PROVIDES BUSINESS UPDATE

INDIANAPOLIS, May 11, 2020 - Simon, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended March 31, 2020.

"Our thoughts are with everyone affected by COVID-19 and we salute all of the individuals on the front lines fighting the pandemic," said David Simon, Chairman, Chief Executive Officer and President. "The Simon team is meeting these unprecedented challenges with unwavering commitment to the safety of our employees, shoppers, retailers and the communities we serve. We have successfully navigated challenging times throughout our company's history, and we will endure and gain strength as we weather this disruption. The resilience of our people, our innovative business approach and our strong balance sheet with ample liquidity will serve us well."

"Business was off to a good start in January and February, with shopper traffic, tenant demand, reported retailer sales and other underlying portfolio fundamentals trending at or above our expectations," said Simon. "In March, we quickly pivoted to address the rapid spread of COVID-19, temporarily closing U.S. properties, reducing operating costs and increasing financial resources. We are beginning to reopen properties and are encouraged by the consumer response thus far."

Results for the Quarter

•
Net income attributable to common stockholders was $437.6 million, or $1.43 per diluted share, as compared to $548.5 million, or $1.78 per diluted share in 2019. Results for the first quarter of 2019 included a combined $83.6 million, or $0.24 per diluted share, of proceeds from an insurance settlement and a gain on the sale of our interest in a multi-family residential property. The current year period includes a $19.0 million, or $0.05 per diluted share, unrealized loss in fair value of equity instruments compared to a gain of $5.3 million, or $0.01 per diluted share, in the prior year period, from the Company's ownership of Washington Prime Group Inc. partnership units as part of the 2014 spin-off.

•
Funds From Operations ("FFO") was $980.6 million, or $2.78 per diluted share, as compared to $1.082 billion, or $3.04 per diluted share, in the prior year period. The first quarter 2019 results also included the $0.24 per diluted share noted above. The current year period reflects a negative impact of approximately $0.06 per diluted share (pre-tax) from the Company's investments in retailers primarily due to store closures as a result of COVID-19.

•
Comparable property Net Operating Income ("NOI") for the three months ended March 31, 2020 was flat and portfolio NOI declined 0.2%.

1Q 2020 SUPPLEMENTAL	2

EARNINGS RELEASE

•
Operating statistics for the Company's combined U.S. Malls and Premium Outlets:

o
Occupancy was 94.0% at March 31, 2020.

o
Base minimum rent per square foot was $55.76 at March 31, 2020.

o
Leasing spread per square foot for the trailing 12 months ended March 31, 2020 was $2.80, an increase of 4.6%.

o
Reported retailer sales per square foot were $673 for the trailing twelve months ended March 31, 2020. This was an increase of 2.1%; however, it was impacted by the Company's temporary closure of its U.S. retail properties effective March 18, 2020. This impact is shown by comparing the trailing 12 months ended February 29, 2020, sales per square foot of $703, an increase of 6.5%.

Business Update—COVID-19

As we developed and implemented our response to the impact of COVID-19 on our business, our primary focus has been on the health and safety of our employees, our shoppers and the communities in which we serve. We implemented a series of actions to reduce costs and increase liquidity in light of the impacts of the pandemic, including:

•
Significantly reduced all non-essential corporate spending

•
Significantly reduced property operating expenses

•
Implemented a temporary furlough of certain corporate and field employees due to the closure of the Company's U.S. retail properties as a result of governmental "stay-at-home" orders; reduced certain corporate and field personnel and implemented a temporary freeze on company hiring efforts

•
Suspended or eliminated more than $1.0 billion of redevelopment and new development projects

•
David Simon, the Company's Chairman, Chief Executive Officer and President elected to reduce his base salary to zero and deferred his approved 2019 bonus until the market conditions in which the Company operates have improved

•
Implemented a temporary decrease to the base salary of certain of its salaried employees ranging from 10% to 30%, depending on each employee's compensation level

•
The Company's Board of Directors agreed to temporarily suspend payment to the independent directors of their board service cash retainer fees

•
Drew $3.75 billion under its Revolving Credit Facilities

In addition, we launched "Simon Supports Communities" to assist charitable organizations, hospitals and local communities impacted by COVID-19. The program deploys Simon's physical, digital and social media assets to help nonprofit organizations make a difference. Initiatives underway include utilizing parking lots at Simon centers for drive-through COVID-19 testing in local communities; hosting food banks; and deploying our network of over 200 websites and social media channels to support the American Red Cross "Sleeves Up" campaign aimed at boosting depleted blood supplies.

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EARNINGS RELEASE

Reopening of Simon's Retail Properties

As of May 11, the Company has reopened 77 of its U.S. retail properties in markets where local and state orders have been lifted and retail restrictions have been eased. As part of the reopening process, the Company published its comprehensive "COVID-19 Exposure Control Policy", developed in conjunction with a team of leading experts in the fields of Epidemiology and Environmental Health and Safety (EHS), in order to provide a high level of safety standards at its properties.

In addition, as of May 11, twelve of Simon's Designer and international Premium Outlets properties have reopened.

Development Activity

The Company has suspended or eliminated more than $1.0 billion of capital for new and redevelopment projects. The Company will re-evaluate all suspended projects over time. Construction continues on certain redevelopment and new development projects in the U.S. and internationally that are nearing completion. Simon's share of remaining required cash funding for these projects that are currently scheduled to be completed in 2020 or 2021 is approximately $160 million.

Capital Markets and Balance Sheet Liquidity

During the quarter, the Company took certain steps to increase financial flexibility.

As previously announced in March, the Company amended and extended its $4.0 billion senior unsecured multi-currency revolving credit facility with a $6.0 billion senior unsecured credit facility comprised of a $4.0 billion multi-currency revolving credit facility and a $2.0 billion delayed draw term loan facility. Subject to additional commitments, the revolving credit facilities can be increased by $1.0 billion, for an aggregate up to $7.0 billion. The revolving facility initially matures on June 30, 2024, and the term facility initially matures on June 30, 2022.

As of March 31, 2020, Simon had approximately $8.7 billion of liquidity consisting of $4.1 billion of cash on hand, including its share of joint venture cash, and $4.6 billion of available capacity under its revolving credit facilities and term loan, net of outstanding U.S. and Euro commercial paper.

Dividends

Simon's Board of Directors will declare a common stock dividend for the second quarter before the end of June. Simon intends to maintain a common stock dividend paid in cash and expects to distribute at least 100% of its REIT taxable income.

Simon's Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on June 30, 2020 to shareholders of record on June 16, 2020.

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EARNINGS RELEASE

Withdrawal of 2020 Financial Guidance

Given the evolving nature of COVID-19 and the global economic disruption it has caused, it is not currently possible to predict with certainty the pandemic's impact on the rest of the year's financial results. As such, the Company is withdrawing its full-year 2020 guidance for estimated net income attributable to common stockholders per diluted share, estimated FFO per diluted share and comparable property NOI growth, which were provided on February 4, 2020.

Conference Call

Simon will hold a conference call to discuss the quarterly financial results today at 5:00 p.m. Eastern Time, Monday, May 11, 2020. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 18, 2020. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 6984058.

Supplemental Materials and Website

Supplemental information on our first quarter 2020 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

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EARNINGS RELEASE

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

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EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2020	2019
REVENUE:
Lease income	$1,262,232	$1,280,058
Management fees and other revenues	29,166	27,544
Other income	61,962	145,232

Total revenue	1,353,360	1,452,834

EXPENSES:
Property operating	105,624	111,549
Depreciation and amortization	328,262	328,643
Real estate taxes	117,543	115,459
Repairs and maintenance	24,431	27,922
Advertising and promotion	33,527	37,125
Home and regional office costs	54,370	52,560
General and administrative	6,894	9,136
Other	27,840	25,419

Total operating expenses	698,491	707,813

OPERATING INCOME BEFORE OTHER ITEMS	654,869	745,021
Interest expense	(187,627)	(198,733)
Income and other tax benefit (expense)	5,783	(10,102)
Income from unconsolidated entities	50,465	90,444
Unrealized (losses) gains in fair value of equity instruments	(19,048)	5,317
Gain on sale or disposal of assets and interests in unconsolidated entities, net	962	—

CONSOLIDATED NET INCOME	505,404	631,947
Net income attributable to noncontrolling interests	66,965	82,638
Preferred dividends	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$437,605	$548,475

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.43	$1.78

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	MARCH 31, 2020	DECEMBER 31, 2019
ASSETS:
Investment properties, at cost	$37,901,273	$37,804,495
Less — accumulated depreciation	14,088,615	13,905,776

	23,812,658	23,898,719
Cash and cash equivalents	3,724,853	669,373
Tenant receivables and accrued revenue, net	793,490	832,151
Investment in unconsolidated entities, at equity	2,414,642	2,371,053
Investment in Klépierre, at equity	1,628,343	1,731,649
Right-of-use assets, net	519,175	514,660
Deferred costs and other assets	1,227,953	1,214,025

Total assets	$34,121,114	$31,231,630

LIABILITIES:
Mortgages and unsecured indebtedness	$27,553,413	$24,163,230
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,253,757	1,390,682
Cash distributions and losses in unconsolidated entities, at equity	1,611,795	1,566,294
Lease liabilities	521,378	516,809
Other liabilities	457,624	464,304

Total liabilities	31,397,967	28,101,319

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	212,194	219,061
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,338	42,420

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,567,121 and 320,435,256 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,768,175	9,756,073
Accumulated deficit	(5,583,485)	(5,379,952)
Accumulated other comprehensive loss	(119,301)	(118,604)
Common stock held in treasury, at cost, 14,819,950 and 13,574,296 shares, respectively	(1,926,160)	(1,773,571)

Total stockholders' equity	2,181,599	2,526,398
Noncontrolling interests	329,354	384,852

Total equity	2,510,953	2,911,250

Total liabilities and equity	$34,121,114	$31,231,630

1Q 2020 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	For the Three Months Ended March 31,
	2020	2019
REVENUE:
Lease income	$743,849	$758,979
Other income	74,515	75,922

Total revenue	818,364	834,901
OPERATING EXPENSES:
Property operating	147,030	144,721
Depreciation and amortization	171,479	170,258
Real estate taxes	68,390	68,717
Repairs and maintenance	19,615	22,376
Advertising and promotion	22,753	24,326
Other	50,229	49,316

Total operating expenses	479,496	479,714

OPERATING INCOME BEFORE OTHER ITEMS	338,868	355,187
Interest expense	(156,640)	(156,016)
Gain on sale or disposal of assets and interests in unconsolidated entities, net	—	21,587

NET INCOME	$182,228	$220,758

Third-Party Investors' Share of Net Income	$92,859	$112,668

Our Share of Net Income	89,369	108,090
Amortization of Excess Investment (A)	(20,840)	(20,792)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	(9,155)

Income from Unconsolidated Entities (B)	$68,529	$78,143

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

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EARNINGS RELEASE

Simon Property Group, Inc
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	March 31, 2020	December 31, 2019
Assets:
Investment properties, at cost	$19,500,080	$19,525,665
Less — accumulated depreciation	7,493,263	7,407,627

	12,006,817	12,118,038
Cash and cash equivalents	844,940	1,015,864
Tenant receivables and accrued revenue, net	445,799	510,157
Right-of-use assets, net	180,638	185,302
Deferred costs and other assets	371,875	384,663

Total assets	$13,850,069	$14,214,024

Liabilities and Partners' Deficit:
Mortgages	$15,328,574	$15,391,781
Accounts payable, accrued expenses, intangibles, and deferred revenue	789,129	977,112
Lease liabilities	182,465	186,594
Other liabilities	362,323	338,412

Total liabilities	16,662,491	16,893,899
Preferred units	67,450	67,450
Partners' deficit	(2,879,872)	(2,747,325)

Total liabilities and partners' deficit	$13,850,069	$14,214,024

Our Share of:
Partners' deficit	$(1,248,877)	$(1,196,926)
Add: Excess Investment (A)	1,504,586	1,525,903

Our net Investment in unconsolidated entities, at equity	$255,709	$328,977

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended March 31,
	2020	2019
Consolidated Net Income (D)	$505,404	$631,947
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	326,039	325,938
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	136,706	134,630
Gain on sale or disposal of assets and interests in unconsolidated entities, net	(962)	—
Unrealized losses (gains) in fair value of equity instruments	19,048	(5,317)
Net loss attributable to noncontrolling interest holders in properties	172	917
Noncontrolling interests portion of depreciation and amortization	(4,464)	(4,882)
Preferred distributions and dividends	(1,313)	(1,313)

FFO of the Operating Partnership	$980,630	$1,081,920

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.43	$1.78
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.31	1.27
Gain on sale or disposal of assets and interests in unconsolidated entities, net	(0.01)	—
Unrealized losses (gains) in fair value of equity instruments	0.05	(0.01)

Diluted FFO per share	$2.78	$3.04

Details for per share calculations:
FFO of the Operating Partnership	$980,630	$1,081,920
Diluted FFO allocable to unitholders	(129,628)	(142,319)

Diluted FFO allocable to common stockholders	$851,002	$939,601

Basic and Diluted weighted average shares outstanding	306,504	308,978
Weighted average limited partnership units outstanding	46,688	46,800

Basic and Diluted weighted average shares and units outstanding	353,192	355,778

Basic and Diluted FFO per Share	$2.78	$3.04
Percent Change	–8.6%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT") Funds From Operations White Paper — 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $5.2 million and $4.4 million for the three months ended March 31, 2020 and 2019, respectively.

-
Straight-line adjustments increased income by $12.0 million and $16.7 million for the three months ended March 31, 2020 and 2019, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.3 million and $1.3 million for the three months ended March 31, 2020 and 2019.

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OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2020, we owned or had an interest in 234 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at March 31, 2020, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.

This package was prepared to provide operational and balance sheet information as of March 31, 2020 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2020 SUPPLEMENTAL	13

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Negative Outlook)
Senior Unsecured	A	(Negative Outlook)
Commercial Paper	A1	(Negative Outlook)
Preferred Stock	BBB+	(Negative Outlook)
Moody's
Senior Unsecured	A2	(Negative Outlook)
Commercial Paper	P1	(Negative Outlook)
Preferred Stock	A3	(Negative Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	42%	Yes
Total Secured Debt to Total Assets (1)	≤50%	17%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	243%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2020 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED MARCH 31,

	2020	2019
Financial Highlights
Total Revenue – Consolidated Properties	$1,353,360	$1,452,834
Consolidated Net Income	$505,404	$631,947
Net Income Attributable to Common Stockholders	$437,605	$548,475
Basic and Diluted Earnings per Common Share (EPS)	$1.43	$1.78
Funds from Operations (FFO) of the Operating Partnership	$980,630	$1,081,920
Basic and Diluted FFO per Share (FFOPS)	$2.78	$3.04
Dividends/Distributions per Share/Unit	$2.10	$2.05

Stockholders' Equity Information	AS OF MARCH 31, 2020	AS OF DECEMBER 31, 2019
Limited Partners' Units Outstanding at end of period	46,529	46,740
Common Shares Outstanding at end of period	305,755	306,869

Total Common Shares and Limited Partnership Units Outstanding at end of period	352,284	353,609

Weighted Average Limited Partnership Units Outstanding	46,688	46,744
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	306,504	307,950

Debt Information
Share of Consolidated Debt	$27,380,744	$23,988,186
Share of Joint Venture Debt	7,178,727	7,214,181

Share of Total Debt	$34,559,471	$31,202,367
Share of Cash and Cash Equivalents	4,094,202	1,114,490

Share of Net Debt	$30,465,269	$30,087,877

Market Capitalization
Common Stock Price at end of period	$54.86	$148.96
Common Equity Capitalization, including Limited Partnership Units	$19,326,323	$52,673,608
Preferred Equity Capitalization, including Limited Partnership Preferred Units	70,167	83,236

Total Equity Market Capitalization	$19,396,490	$52,756,844

Total Market Capitalization – Including Share of Total Debt	$53,955,961	$83,959,211

1Q 2020 SUPPLEMENTAL	15

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2020

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets.
(3)
Includes Lifestyle Centers.

1Q 2020 SUPPLEMENTAL	16

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,

	2020	2019
Comparable Property NOI (2)	$1,318,754	$1,318,136
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	37,925	39,761
International Properties (4)	110,464	111,604
Portfolio NOI	$1,467,143	$1,469,501
Our share of NOI from Investments (5)	28,619	53,141
Corporate and Other NOI Sources (6)	83,457	192,838
Combined NOI	$1,579,219	$1,715,480
Less: Joint Venture Partners' Share of NOI	271,626	276,488

Our Share of Total NOI	$1,307,593	$1,438,992

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.

(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period at constant currency.

(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.

(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI) and International Designer Outlets at constant currency.

(5)
Includes our share of NOI of Klépierre (at constant currency), HBS, and retailer investments. Substantially all of the NOI decline in the first three months of 2020 related to the impact of COVID-19 on our retailer investments operations from store closures ($17,362 reduction in NOI) as well as the impact on our share of NOI from our investment in Klépierre resulting from property closures.

(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Northgate, Simon management company revenues, and other assets. The three months ended March 31, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps residential.

1Q 2020 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED MARCH 31,

	2020	2019
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$505,404	$631,947
Income and other tax (benefit) expense	(5,783)	10,102
Interest expense	187,627	198,733
Income from unconsolidated entities	(50,465)	(90,444)
Unrealized losses (gains) in fair value of equity instruments	19,048	(5,317)
Gain on sale or disposal of assets and interests in unconsolidated entities, net	(962)	–

Operating Income Before Other Items	654,869	745,021
Depreciation and amortization	328,262	328,643
Home and regional office costs	54,370	52,560
General and administrative	6,894	9,136

NOI of consolidated entities	$1,044,395	$1,135,360

Reconciliation of NOI of unconsolidated entities:
Net Income	$182,228	$220,758
Interest expense	156,640	156,016
Gain on sale or disposal of assets and interests in unconsolidated entities, net	–	(21,587)

Operating Income Before Other Items	338,868	355,187
Depreciation and amortization	171,479	170,258

NOI of unconsolidated entities	$510,347	$525,445

Add: Our share of NOI from Klépierre, HBS and other corporate investments	24,477	54,675

Combined NOI	$1,579,219	$1,715,480

1Q 2020 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

THREE MONTHS ENDED MARCH 31, 2020
FFO of the Operating Partnership	$980,630
Non-cash impacts to FFO(1)	5

FFO of the Operating Partnership excluding non-cash impacts	980,635
Tenant allowances	(44,220)
Operational capital expenditures	(18,388)

Funds available for distribution	$918,027

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2020
Deductions:
Straight-line lease income	(12,017)
Fair market value of lease amortization	(1,285)
Additions:
Stock based compensation expense	6,728
Fair value of debt amortization	83
Mortgage, financing fee and terminated swap amortization expense	6,496

$5

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 17 - 19 and in the Earnings Release for the latest period.

1Q 2020 SUPPLEMENTAL	19

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED MARCH 31,

	2020	2019
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$4,574	$6,786
Lease settlement income	2,642	2,498
Gains on land sales	5,210	2,550
Other (2)(3)	49,536	133,398

Totals	$61,962	$145,232

Other Expense
Ground leases	$10,866	$10,245
Professional fees and other	16,974	15,174

Totals	$27,840	$25,419

Capitalized Interest	THREE MONTHS ENDED MARCH 31,

	2020	2019
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$9,515	$6,428
Our Share of Joint Venture Properties	$351	$249

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
The three months ended March 31, 2019 includes $83,582 related to the Opry Mills settlement and a gain on the sale of Phipps residential.

1Q 2020 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF MARCH 31,

	2020	2019
Total Number of Properties	168	176
Total Square Footage of Properties (in millions)	142.6	150.6
Ending Occupancy (2):
Consolidated Assets	94.0%	95.1%
Unconsolidated Assets	94.1%	94.9%
Total Portfolio	94.0%	95.1%
Base Minimum Rent PSF (3):
Consolidated Assets	$53.86	$52.70
Unconsolidated Assets	$61.17	$58.67
Total Portfolio	$55.76	$54.34

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
3/31/20	7,948,232	$64.06	$61.26	$2.80	4.6%
12/31/19	8,216,167	$62.39	$54.56	$7.83	14.4%
3/31/19	7,499,068	$66.00	$51.83	$14.17	27.3%
(1)
Reported retailer sales per square foot were $673 for the trailing 12 months ended March 31, 2020. This was an increase of 2.1%; however, it was impacted by the Company's temporary closure of its U.S. retail properties effective March 18, 2020. This impact is shown by comparing the trailing 12 months ended February 29, 2020, sales per square foot of $703, an increase of 6.5%.
(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

1Q 2020 SUPPLEMENTAL	21

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF MARCH 31,

	2020	2019
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.5	21.4
Ending Occupancy (1)	96.3%	97.4%
Base Minimum Rent PSF (2)	$33.80	$32.87
Leasing Spread PSF (3)	$7.84	$10.94
Leasing Spread (Percentage Change) (3)	21.5%	27.4%

International Properties
Premium Outlets
Total Number of Properties	20	19
Total Square Footage of Properties (in millions)	7.7	7.3
Designer Outlets
Total Number of Properties	10	9
Total Square Footage of Properties (in millions)	2.6	2.2
Statistics for Premium Outlets in Japan (4)
Ending Occupancy	99.4%	99.6%
Base Minimum Rent PSF	¥ 5,307	¥ 5,184
(1)
See footnote 2 on page 21 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 3 on page 21 for definition.
(3)
See footnote 4 on page 21 for definition.
(4)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2020 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 3/31/20	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	1,081	4,075,884	$49.65	3.5%
2020 (4/1/20 - 12/31/20)	1,025	2,986,392	$58.80	3.0%
2021	2,639	9,655,286	$50.96	8.5%
2022	2,405	9,104,478	$49.67	7.9%
2023	2,320	9,547,704	$56.08	9.3%
2024	1,952	7,564,687	$59.46	7.7%
2025	1,578	6,117,466	$63.18	6.8%
2026	1,301	4,865,936	$62.62	5.4%
2027	986	3,730,609	$65.62	4.3%
2028	842	3,660,329	$60.90	3.9%
2029	735	3,167,507	$63.83	3.4%
2030	263	1,291,952	$59.52	1.2%
2031 and Thereafter	357	2,356,489	$38.87	1.7%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,808	4,596,977	$18.29	1.5%

Anchors
2020 (4/1/20 - 12/31/20)	1	138,409	$1.18	0.0%
2021	7	932,523	$4.28	0.1%
2022	16	2,033,754	$6.14	0.2%
2023	17	2,386,762	$6.46	0.3%
2024	24	2,027,154	$8.30	0.3%
2025	17	1,676,634	$6.06	0.2%
2026	9	886,371	$5.28	0.1%
2027	6	920,224	$4.16	0.1%
2028	9	857,119	$7.58	0.1%
2029	4	511,660	$2.44	0.0%
2030	8	824,573	$6.91	0.1%
2031 and Thereafter	21	2,057,593	$10.70	0.4%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2019 consolidated and joint venture combined base rental revenue.

1Q 2020 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000'S)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	412	3,843	2.1%	3.5%
L Brands, Inc.	306	1,895	1.0%	2.2%
PVH Corporation	234	1,464	0.8%	1.6%
Ascena Retail Group Inc	389	2,096	1.2%	1.6%
Tapestry, Inc.	251	1,017	0.6%	1.5%
Signet Jewelers, Ltd.	364	526	0.3%	1.5%
Foot Locker, Inc.	224	1,034	0.6%	1.3%
American Eagle Outfitters, Inc	203	1,314	0.7%	1.2%
Luxottica Group SPA	387	694	0.4%	1.2%
Capri Holdings Limited	139	534	0.3%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000'S)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	112	21,511	11.9%	0.3%
J.C. Penney Co., Inc.	63	10,201	5.6%	0.3%
Dillard's, Inc.	36	6,532	3.6%	*
Nordstrom, Inc.	27	4,556	2.5%	0.1%
Dick's Sporting Goods, Inc.	36	2,410	1.3%	0.6%
Hudson's Bay Company	17	2,174	1.2%	0.1%
Sears	11	2,040	1.1%	*
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	8	1,323	0.7%	*
Target Corporation	6	831	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

1Q 2020 SUPPLEMENTAL	24

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$13,127	$56,871	$24,561
Redevelopment projects with incremental square footage and/or anchor replacement	168,888	72,182	35,492
Redevelopment projects with no incremental square footage (1)	20,962	10,905	5,585

Subtotal new development and redevelopment projects	202,977	139,958	65,638
Tenant allowances	33,888	20,198	10,332
Operational capital expenditures at properties:
CAM expenditures	10,448	11,996	5,021
Non-CAM expenditures	901	5,355	2,018

Totals	$248,214	$177,507	$83,009

Conversion from accrual to cash basis	(35,000)	(15,952)	(7,460)

Capital Expenditures for the Three Months Ended 3/31/20 (2)	$213,214	$161,555	$75,549

Capital Expenditures for the Three Months Ended 3/31/19 (2)	$216,781	$188,229	$71,669

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2020 SUPPLEMENTAL	25

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2020
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL Q1 2020 INVESTMENT	FORECASTED Q2 - Q4 INVESTMENT	FORECASTED FY 2020 INVESTMENT	FORECASTED FY 2021 INVESTMENT	FORECASTED TOTAL INVESTMENT 2020 - 2021
Malls
Redevelopments	$387,717	7%	$81,347	$105,675	$187,022	$33,771	$220,793

Premium Outlets
New Developments—U.S.	$6,400	—	$6,400	$—	$6,400	$—	$6,400
New Developments—International	$83,325	8%	$18,409	$23,137	$41,546	$4,115	$45,661
Redevelopments—U.S.	$35,006	9%	$9,375	$17,487	$26,862	$966	$27,828
Redevelopments—International	$98,927	10%	$3,588	$43,344	$46,932	$—	$46,932
The Mills
Redevelopments	$61,981	10%	$6,027	$23,744	$29,771	$3,957	$33,728
Total Investment(1)	$673,356	8%	$125,146	$213,387	$338,533	$42,809	$381,342
Less funding from: Construction Loans, International Joint Venture Cash on hand, etc.	$(246,182)		$(28,468)	$(91,204)	$(119,672)	$(8,631)	$(128,303)
Total Net Cash Investment	$427,174		$96,678	$122,183	$218,861	$34,178	$253,039

Notes:

(1)
Our share of Net Investment includes $320M of previous investment that was in construction in progress (CIP) as of December 31, 2019.

1Q 2020 SUPPLEMENTAL	26

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2019 through March 31, 2020

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2019	306,868,960	46,740,117
First Quarter Activity
Exchange of Limited Partnership Units for Common Stock	132,946	(132,946)
Redemption of Limited Partnership Units for Cash	–	(116,072)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(1,081)	38,148
Repurchase of Simon Property Group Common Stock in open market	(1,245,654)	–

Number Outstanding at March 31, 2020	305,755,171	46,529,247

Number of Limited Partnership Units and Common Shares at March 31, 2020	352,284,418

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2020
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2020 was $56.00 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2020 SUPPLEMENTAL	27

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

NET DEBT TO NOI (X)

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.6
5.5
5.1
5.2
5.4
2016
2017
2018
2019
TTM 3/31/20

FIXED CHARGE COVERAGE (X)

5.6
5.4
5.2
5.0
4.8
4.6
4.4
4.2
3.8
3.6
3.4
3.2
3.0
5.0
5.0
5.1
5.3
5.1
2016
2017
2018
2019
TTM 3/31/20

UNSECURED INTEREST COVERAGE (X)

7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
3.5
6.0
6.2
6.4
6.9
6.6
2016
2017
2018
2019
TTM 3/31/20

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
62%
64%
65%
69%
71%
2016(1)
2017(1)
2018
2019(1)
TTM 3/31/20

WEIGHTED AVERAGE INTEREST RATE (%)

4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.53%
3.40%
3.50%
3.33%
3.14%
2016
2017
2018
2019
3/31/20

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
7.0
6.6
6.2
6.7
6.3
2016
2017
2018
2019
3/31/20

(1)
Includes a charge for loss on extinguishment of debt of $0.38 per share in 2016, $0.36 per share in 2017, and $0.33 per share in 2019.

1Q 2020 SUPPLEMENTAL	28

SUMMARY OF INDEBTEDNESS
As of March 31, 2020
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,137,725	$5,999,815	3.87%	4.5
Variable Rate Debt	748,230	712,549	2.15%	1.8

Total Mortgage Debt	6,885,955	6,712,364	3.69%	4.3
Unsecured Debt
Fixed Rate	15,837,587	15,837,587	3.07%	9.1
Revolving Credit Facility – USD Currency	3,000,000	3,000,000	1.63%	5.2
Supplemental Credit Facility – USD Currency	875,000	875,000	1.53%	3.2

Total Revolving Credit Facilities	3,875,000	3,875,000	1.61%	4.8
Global Commercial Paper – USD	952,901	952,901	1.44%	0.2
Global Commercial Paper – EUR	91,304	91,304	(0.38)%	0.1

Total Unsecured Debt	20,756,792	20,756,792	2.71%	7.8
Premium	5,513	5,512
Discount	(53,225)	(53,225)
Debt Issuance Costs	(108,877)	(107,954)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$27,553,413	$27,380,744	2.95%	7.0

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,491,446	$6,420,421	3.99%	4.0
Floating Rate Debt (Hedged) (1)	393,558	161,941	2.05%	7.2
Variable Rate Debt	1,099,610	465,868	2.35%	2.5
TMLP Debt (2)	390,670	151,942	–	–

Total Mortgage Debt	15,375,284	7,200,172	3.84%	4.0
Discount	–	–
Debt Issuance Costs	(46,710)	(21,445)

Joint Venture Mortgages and Other Indebtedness (1)	$15,328,574	$7,178,727	3.84%	4.0

Our Share of Total Indebtedness		$34,559,471	3.14%	6.3

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	83.3%	$22,818,846	3.49%	7.5
Variable	16.7%	4,561,898	1.69%	4.4

	100.0%	27,380,744	2.95%	7.0
Joint Venture
Fixed	91.4%	$6,559,082	3.99%	4.0
Variable	8.6%	619,645	2.27%	3.7

	100.0%	7,178,727	3.84%	4.0

Total Debt		$34,559,471

Total Fixed Debt	85.0%	$29,377,928	3.37%	6.7

Total Variable Debt	15.0%	$5,181,543	1.76%	4.3

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 20 on the Property and Debt information.

1Q 2020 SUPPLEMENTAL	29

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2020
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2020	$1,956,726	1.82%	$550,475	4.44%	$236,685	4.45%	$2,743,886	2.57%
2021	550,000	2.50%	922,076	3.12%	1,050,114	4.38%	2,522,190	3.48%
2022	1,975,040	2.03%	717,799	3.52%	966,638	3.86%	3,659,477	2.82%
2023	1,975,000	2.21%	766,841	3.85%	587,527	3.22%	3,329,368	2.77%
2024	2,500,000	2.92%	349,289	3.88%	1,178,631	4.10%	4,027,920	3.32%
2025	4,150,026	1.85%	848,074	3.54%	855,485	3.36%	5,853,585	2.32%
2026	1,550,000	3.28%	2,174,653	3.88%	912,376	3.55%	4,637,029	3.61%
2027	1,500,000	3.38%	145,000	4.00%	388,445	3.76%	2,033,445	3.49%
2028	–	–	55,000	3.85%	738,934	4.11%	793,934	4.09%
2029	1,250,000	2.45%	183,157	2.00%	–	–	1,433,157	2.39%
2030	–	–	–	–	225,250	3.12%	225,250	3.12%
Thereafter	3,350,000	4.41%	–	–	60,087	5.32%	3,410,087	4.42%

Face Amounts of Indebtedness	$20,756,792	2.71%	$6,712,364	3.69%	$7,200,172	3.84%	$34,669,328	3.14%
Premiums (Discounts) on Indebtedness, Net	(53,225)		5,512		–		(47,713)
Debt Issuance Costs	(89,011)		(18,943)		(21,445)		(129,399)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$20,681,811		$6,698,933		$7,178,727		$34,559,471

1Q 2020 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,991	(2)
2.	Auburn Mall	MA	Auburn	56.4%		585,234	09/01/20	6.02%	Fixed	36,047	20,320
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,127,118	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,288	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,130	09/01/22	3.95%	Fixed	114,613	114,613
6.	Bay Park Square	WI	Green Bay	100.0%		682,382	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,218	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		977,987	09/01/26	3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		476,253	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,870	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,171,980	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		707,681	03/06/21	5.75%	Fixed	86,233	48,610
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,538	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,342	(2)
15.	Coconut Point	FL	Estero	50.0%		1,204,917	10/01/26	3.95%	Fixed	185,330	92,665
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		806,401	(2)
18.	Copley Place	MA	Boston	94.4%	(7)	1,263,449	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,940	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,415	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,499,524	12/05/21	4.50%	Fixed	398,787	199,393
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,518,908	06/01/27	3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,236,237	08/01/21	5.44%	Fixed	179,693	179,693
24.	Empire Mall	SD	Sioux Falls	100.0%		1,124,707	12/01/25	4.31%	Fixed	186,158	186,158
25.	Falls, The	FL	Miami	50.0%		831,338	09/01/26	3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,279	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,549	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,724,420	01/04/21	4.30%	Fixed	419,309	209,654
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,283	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,725,983	09/05/20	5.25%	Fixed	311,598	155,799
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		665,606	(2)
32.	Galleria, The	TX	Houston	50.4%		2,017,208	03/01/25	3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,873	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,563	(2)
35.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,086	06/01/21	5.38%	Fixed	124,487	124,487
36.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,353	(2)

1Q 2020 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
37.	La Plaza Mall	TX	McAllen	100.0%		1,313,045	(2)
38.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,057	(2)
39.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,190,499	11/01/27		4.06%	Fixed	191,890	95,945
40.	Lenox Square	GA	Atlanta	100.0%		1,557,074	(2)
41.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,882	(2)
42.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,795	06/01/26		4.04%	Fixed	262,000	73,845
43.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,853,664	(2)
44.	Mall of New Hampshire, The	NH	Manchester	56.4%		804,841	07/01/25		4.11%	Fixed	150,000	84,555
45.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
46.	Meadowood Mall	NV	Reno	50.0%		928,924	11/06/21		5.82%	Fixed	109,531	54,766
47.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,788	(2)
48.	Miami International Mall	FL	Miami	47.8%		1,083,289	02/06/24		4.42%	Fixed	160,000	76,442
49.	Midland Park Mall	TX	Midland	100.0%		643,724	09/06/22		4.35%	Fixed	73,218	73,218
50.	Miller Hill Mall	MN	Duluth	100.0%		831,435	(2)
51.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,101,907	05/01/24		4.57%	Fixed	100,000	79,351
52.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,775	(2)
53.	Northgate	WA	Seattle	100.0%		439,309	(2)
54.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,503,800	07/05/23		3.30%	Fixed	234,962	132,449
55.	Ocean County Mall	NJ	Toms River (New York)	100.0%		876,804	(2)
56.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,812	(2)
57.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%	(29)	1,339,453	12/07/20		4.77%	Fixed	59,144	50,592
58.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,753	01/01/26		3.84%	Fixed	310,000	292,938
59.	Pheasant Lane Mall	NH	Nashua	(10)		979,555	(2)
60.	Phipps Plaza	GA	Atlanta	100.0%		788,410	(2)
61.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,376	07/27/21		2.09%	Variable	225,000	225,000
62.	Prien Lake Mall	LA	Lake Charles	100.0%		842,677	(2)
63.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,265	05/01/26		4.50%	Fixed	180,000	90,000
64.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,417	(2)
65.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,346,259	(2)
66.	Ross Park Mall	PA	Pittsburgh	100.0%		1,203,017	(2)
67.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		691,900	(2)
68.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,073	11/01/23		4.69%	Fixed	120,000	113,328
69.	Shops at Clearfork, The	TX	Fort Worth	45.0%		550,029	03/11/30	(8)	2.81%	Variable	145,000	65,250
70.	Shops at Crystals, The	NV	Las Vegas	50.0%		269,793	07/01/26		3.74%	Fixed	550,000	275,000
71.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,253,908	02/01/23		3.61%	Fixed	295,000	150,450
72.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,866	(2)
73.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		696,742	02/01/23		3.37%	Fixed	130,000	130,000
74.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,295,734	05/29/20		2.19%	Variable	180,000	45,000

1Q 2020 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
75.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,479	11/01/22		4.01%	Fixed	94,337	53,178
76.	South Hills Village	PA	Pittsburgh	100.0%		1,128,207	(2)
77.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,388	(2)
78.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,590	04/01/23		3.84%	Fixed	140,570	140,570
79.	SouthPark	NC	Charlotte	100.0%		1,684,218	(2)
80.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%		610,152	10/06/25		4.45%	Fixed	60,260	30,130
81.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,342	(2)
82.	St. Johns Town Center	FL	Jacksonville	50.0%		1,439,283	09/11/24		3.61%	Fixed	350,000	175,000
83.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,287,945	(2)
84.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,686	09/05/26		3.50%	Fixed	330,000	164,670
85.	Summit Mall	OH	Akron	100.0%		777,524	10/01/26		3.31%	Fixed	85,000	85,000
86.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,240,240	(2)
87.	Tippecanoe Mall	IN	Lafayette	100.0%		863,521	(2)
88.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,015	(2)
89.	Towne East Square	KS	Wichita	100.0%		1,145,109	(2)
90.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,234	(2)
91.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
92.	University Park Mall	IN	Mishawaka	100.0%		918,333	(2)
93.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,544	(2)
94.	West Town Mall	TN	Knoxville	50.0%		1,280,626	07/01/22		4.37%	Fixed	209,433	104,716
95.	Westchester, The	NY	White Plains (New York)	40.0%		809,260	02/01/30		3.25%	Fixed	400,000	160,000
96.	White Oaks Mall	IL	Springfield	80.7%		925,232	06/01/23	(8)	3.74%	Variable	47,298	38,159
97.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,358	11/01/26		4.15%	Fixed	155,399	146,846
98.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,582	03/05/24		4.50%	Fixed	403,471	201,736
99.	Woodland Hills Mall	OK	Tulsa	94.5%		1,098,014	(2)

	Total Mall Square Footage					112,137,179

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,530	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		674,906	04/01/22		4.81%	Fixed	77,374	38,687
3.	Pier Park	FL	Panama City Beach	65.6%		947,998	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,940	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					2,022,374

1Q 2020 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	359,993	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,217	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,522	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,882	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,299	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,198	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,810	12/01/22		3.36%	Fixed	42,678	42,678
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,280	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,361	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,941	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,128	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,117	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,125	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,225	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,091	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,605	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,687	03/01/23	(8)	2.49%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,640	04/01/23		3.66%	Fixed	110,989	110,989
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,753	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,032	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,104	02/06/26		4.26%	Fixed	74,320	74,320
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,386	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,029	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,599	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,456	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,361	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,933	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,322	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,720	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,796	06/01/26	(15)	4.17%	Fixed	50,454	50,454
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,213	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,780	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,896	07/01/23		3.78%	Fixed	118,443	118,443
36.	Napa Premium Outlets	CA	Napa	100.0%	179,379	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,086	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,630	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,724	(2)

1Q 2020 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,380	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,663	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,711	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,507	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,403	09/06/26	(17)	3.33%	Fixed	34,393	34,393
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,626	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,091	07/26/21		2.09%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,631	09/06/26	(17)	3.33%	Fixed	60,420	60,420
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,362	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,907	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,552	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,516	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,782	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,495	10/06/24		4.06%	Fixed	94,340	56,604
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets – Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,254	11/28/21	(8)	2.64%	Variable	85,000	42,500
59.	Tanger Outlets – Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	2.64%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	105,180	105,180
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,434	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,925	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,322	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,480	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,436	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,562	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,549	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,421	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,863	(2)

	Total U.S. Premium Outlet Square Footage				30,443,344

1Q 2020 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,028	07/01/20	5.76%	Fixed	148,586	148,586
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,930,800	02/06/24	4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,414,541	11/01/24	4.28%	Fixed	130,707	49,015
							07/01/21	5.04%	Fixed	25,508	9,566
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,370,179	11/01/22	3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,209	10/01/24	3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,381	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,936,003	10/01/26	3.99%	Fixed	258,632	258,632
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,787,908	12/06/22	3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,758	11/01/20	3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,739	03/05/22	4.25%	Fixed	294,980	147,490
11.	Opry Mills	TN	Nashville	100.0%		1,168,426	07/01/26	4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24	4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,372	11/01/26	3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,327,020	(2)

	Total The Mills Square Footage					21,468,339

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Liberty Tree Mall, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing, and Town Center at Cobb							(4)(15)(20)		1,423,105	848,182

	Total Other Properties Square Footage					14,587,937

	TOTAL U.S. SQUARE FOOTAGE(11)(22)					180,659,173

1Q 2020 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(19)	2.00%	Fixed	203,510	183,159

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/10/21	(8)(14)	2.53%	Variable	93,430	46,715
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	84,679	42,338
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	06/01/22	(14)	3.11%	Fixed	119,961	59,980
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	06/19/21	(8)(14)	2.78%	Variable	110,586	49,764

	Subtotal Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(19)	1.60%	Variable	90,092	81,083

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(19)	2.49%	Fixed	42,253	29,788

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(19)	2.25%	Variable	137,071	123,364
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(19)	1.95%	Fixed	307,685	276,917

	Subtotal Italy Square Footage				641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(23)	1.70%	Fixed	37,455	14,982
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	10/31/26	(23)	0.30%	Variable	64,747	25,899
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(23)	0.33%	Variable	8,326	3,330
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	402,500	07/31/22	(23)	0.33%	Variable	9,250	3,700
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(23)	0.28%	Fixed	42,086	16,834
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(23)	0.31%	Variable	25,899	10,360
						11/30/23	(23)	0.31%	Variable	24,049	9,620
						05/29/22	(23)	0.35%	Fixed	46,248	18,499
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(23)	0.30%	Variable	6,107	2,443
						11/30/24	(23)	0.35%	Fixed	27,398	10,959
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(23)	0.18%	Variable	67,985	27,194

	Subtotal Japan Square Footage				3,325,700

1Q 2020 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	03/13/22	(24)	3.24%	Fixed	90,567	45,284
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		558,900	07/13/23	(24)	3.36%	Fixed	62,290	31,145
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(24)	3.28%	Fixed	122,940	61,470
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/28/21	(24)	3.45%	Fixed	59,828	29,914

	Subtotal South Korea Square Footage					1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(25)	5.27%	Variable	24,686	12,343
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	(2)

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)
26.	Premium Outlets Querétaro	Querétaro		50.0%		274,800	12/20/33	(28)	10.28%	Fixed	18,791	9,396
							12/20/21	(28)	9.46%	Variable	4,668	2,334

	Subtotal Mexico Square Footage					607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(26)	298,000	12/18/21	(19)	1.78%	Fixed	253,010	227,709
							08/17/25	(19)	1.30%	Variable	184,809	87,346
28.	Roosendaal Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(19)	1.75%	Variable	63,767	59,941

	Subtotal Netherlands Square Footage					545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga		46.1%		191,000	02/09/23	(19)	2.75%	Variable	54,453	25,108

	Subtotal Spain Square Footage					191,000
	UNITED KINGDOM
30.	Ashford Designer Outlet	Kent		45.0%		281,000	02/22/22	(5)	3.08%	Fixed	123,747	55,684

	Subtotal United Kingdom Square Footage					281,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE(11)(27)					10,293,400

	TOTAL SQUARE FOOTAGE					190,952,573

	Other Secured Indebtedness:							(13)			360,489	182,094

	TOTAL SECURED INDEBTEDNESS											$13,912,536	(6)

	Our Share of Consolidated Mortgage Debt											$6,712,364

	Our Share of Joint Venture Mortgage Debt											$7,200,172

1Q 2020 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

	DEBT INFORMATION

				INDEBTEDNESS
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	($ in 000's) TOTAL
Global Commercial Paper - USD	05/28/20	(12)	1.44%	Fixed	952,901
Global Commercial Paper - EUR	05/16/20	(12)	(0.38)%	Fixed	91,304
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(21)	2.38%	Fixed	412,522
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/23	(8)	1.53%	Variable	875,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	825,039
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	550,026
Revolving Credit Facility - USD Currency	06/30/25	(8)	1.63%	Variable	3,000,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000

Total Unsecured Indebtedness					$20,756,792	(18)

1Q 2020 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of March 31, 2020

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2020: 1M LIBOR at 0.993%; 1M EUR LIBOR at (0.39)%; 3M EURIBOR at (0.36)%; 6M EURIBOR at (0.29)%; 3M GBP LIBOR at 0.60%; 1M YEN TIBOR at 0.08%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at (0.11)%; 1M CDOR at 1.23%; and Cost of Funds Rate at 3.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 100.0 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $180.0 million of payment guarantees provided by the Operating Partnership.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at March 31, 2020.
(13)
Consists of 10 loans with interest rates ranging from 2.74% to 5.27% and maturities between 2022 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 579.1 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amount shown in USD equivalent; Euro equivalent is 1.2 billion.
(20)
Consists of 15 encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2021 and 2026, of which two properties are held within TMLP.
(21)
Amount shown in USD equivalent; Euro equivalent is 375.0 million.
(22)
Includes office space of 2,229,644 square feet including the following centers with more than 75,000 square feet of office space:

Auburn Mall - 85,619 sq. ft.	Fashion Center at Pentagon City - 169,089 sq. ft.
Circle Centre - 138,390 sq. ft.	Oxford Valley Mall - 138,682 sq. ft.
Copley Place - 893,439 sq. ft.	The Shops at Clearfork - 146,571 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 101,560 sq. ft.
(23)
Amounts shown in USD equivalent; Yen equivalent is 38.9 billion.
(24)
Amounts shown in USD equivalent; Won equivalent is 409.5 billion.
(25)
Amounts shown in USD equivalent; Ringgit equivalent is 106.5 million.
(26)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(27)
Does not include Klépierre.
(28)
Amounts shown in USD equivalent; Pesos equivalent is 557.9 million.
(29)
This mortgage is also secured by Lincoln Plaza.

1Q 2020 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2020 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31, 2020			FOR THE THREE MONTHS ENDED MARCH 31, 2019

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(10,279)	$348,588		$(10,684)	$357,067
Management fees and other revenues	–	–		–	–
Other income	(378)	34,941		(377)	37,582

Total revenue	(10,657)	383,529		(11,061)	394,649

EXPENSES:
Property operating	(1,961)	65,432		(2,043)	64,544
Depreciation and amortization	(3,913)	101,759		(4,250)	102,217
Real estate taxes	(558)	31,891		(615)	32,473
Repairs and maintenance	(434)	9,199		(416)	10,643
Advertising and promotion	(976)	10,496		(1,236)	11,592
Home and regional office costs	–	–		–	–
General and administrative	–	–		–	–
Other	(1,182)	22,244		(2,119)	21,808

Total operating expenses	(9,024)	241,021		(10,679)	243,277

OPERATING INCOME BEFORE OTHER ITEMS	(1,633)	142,508		(382)	151,372
Interest expense	1,774	(73,948)		1,466	(73,397)
Income and other tax benefit (expense)	–	–		–	–
Income from unconsolidated entities	31	(68,560)	(2)	(167)	(77,975)	(2)
Unrealized (losses) gains in fair value of equity instruments	–	–		–	–
Gain on sale or disposal of assets and interests in unconsolidated entities, net	–	–		–	–

Consolidated income from continuing operations	172	–		917	–

CONSOLIDATED NET INCOME	172	–		917	–
Net income attributable to noncontrolling interests	172	–	(3)	917	–	(3)
Preferred dividends	–	–		–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–		$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, Aéropostale/ABG and Forever 21.

(3)
Represents limited partners' interest in the Operating Partnership.

1Q 2020 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF MARCH 31, 2020		AS OF MARCH 31, 2019

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(457,206)	$10,791,808	$(451,232)	$10,682,684
Less - accumulated depreciation	(102,479)	3,540,340	(90,839)	3,296,072

	(354,727)	7,251,468	(360,393)	7,386,612
Cash and cash equivalents	(17,619)	386,968	(17,095)	462,033
Tenant receivables and accrued revenue, net	(7,733)	209,840	(11,427)	195,033
Investment in unconsolidated entities, at equity	(21,486)	(2,393,156)	(21,434)	(2,175,875)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	(892)	78,376	(899)	47,675
Deferred costs and other assets	(26,621)	644,137	(32,330)	327,694

Total assets	$(429,078)	$6,177,633	$(443,578)	$6,243,172

LIABILITIES:
Mortgages and unsecured indebtedness	$(172,669)	$7,178,727	$(163,492)	$7,142,738
Accounts payable, accrued expenses, intangibles, and deferred revenues	(19,879)	374,428	(21,469)	409,115
Cash distributions and losses in unconsolidated entities, at equity	—	(1,611,795)	—	(1,559,534)
Lease liabilities	(892)	79,289	(899)	48,009
Other liabilities	(45,175)	156,984	(50,383)	202,844

Total liabilities	(238,615)	6,177,633	(236,243)	6,243,172

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(186,655)	—	(200,345)	—
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—

Total stockholders' equity	—	—	—	—
Noncontrolling interests	(3,808)	—	(6,990)	—

Total equity	(3,808)	—	(6,990)	—

Total liabilities and equity	$(429,078)	$6,177,633	$(443,578)	$6,243,172

1Q 2020 SUPPLEMENTAL	43